IMPORTANT NOTICE Regarding the Availability of Proxy Materials

OMNIVISION TECHNOLOGIES, INC.

OMNIVISION TECHNOLOGIES, INC.
ATTN: VICKY CHOU
4275 BURTON DRIVE
SANTA CLARA, CA 95054

Meeting Information

Meeting Type:	ANNUAL
For holders as of:	7/27/2009

Date:       9/24/2009             Time:       10:00 A.M. PT

Location:	OmniVision Technologies, Inc., HQ
4275 Burton Drive
Santa Clara, CA 95054

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT                   ANNUAL REPORT

How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*	If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 9/10/2009.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

A.	Proposal 1 - Election of Directors

The Board of Directors recommends a vote FOR all listed nominees.

1.	Election of Class III Directors:

Nominees:
01) Joseph Jeng
02) Dwight Steffensen

B.	Proposal 2 – Ratification of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR Proposal 2.

2.	Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2010.

C.	Proposal 3 – Approval of the 2009 Employee Stock Purchase Plan

The Board of Directors recommends a vote FOR Proposal 3.

3.	Approval of the 2009 Employee Stock Purchase Plan and reservation of 2,500,000 shares for purchase thereunder.

D.	Proposal 4 – Approval of the Stock Option Exchange Program for Employees
The Board of Directors recommends a vote FOR Proposal 4.
4.	Approval of the Company’s Stock Option Exchange Program for our employees

E.	Proposal 5 – Approval of the Stock Option Exchange Program for Named Executive Officers
The Board of Directors recommends a vote FOR Proposal 5.
5.	Approval of the Company’s Stock Option Exchange Program for our named executive officers.

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